Exhibit 99.1

PRESIDENTIAL REALTY CORPORATION       NEWS
180 SOUTH BROADWAY
WHITE PLAINS, N.Y. 10605
(914) 948-1300

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                                                      FOR IMMEDIATE RELEASE
                                                      White Plains, New York
                                                      April 4, 2006

                  PRESIDENTIAL REALTY ANNOUNCES TERMINATION OF
                             ITS SHARE PURCHASE PLAN

Presidential Realty Corporation (AMEX: PDLA and PDLB) announced today that it has terminated its Share Purchase Plan. The Share Purchase Plan provided that shareholders could, subject to certain conditions, acquire up to $10,000 of the Class B Common shares of Presidential Realty Corporation during each calendar quarter. The Share Purchase Plan was temporarily suspended in the last quarter of 2004 when it became apparent that Presidential would not be able to obtain information necessary to prepare financial information required to be included in its Form 8-K filed with respect to its acquisition of interests in five regional shopping mall properties. Accordingly, Presidential became delinquent in its Federal Securities Law filing obligations. With the filing of its financial statements for the year ended December 31, 2005, such delinquency has been cured. However, the Board of Directors of the Company has decided to terminate the Share Purchase Plan.

The dividend reinvestment provisions of The Dividend Reinvestment and Share Purchase Plan were not previously suspended and remain effective.



Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: trends and uncertainties in the general economic climate; the supply of and demand for residential, mall and other commercial properties; interest rate levels; the availability of financing and other risks associated with the development, acquisition, ownership and operation of properties. Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 10-KSB. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
At the above address and telephone number